UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2026, TransCode Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, reported stockholders’ equity of $1,251,427, which is below the Stockholders’ Equity Requirement.

This Nasdaq notification has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, or until July 3, 2026, to submit a plan to regain compliance (the “Compliance Plan”).

The Staff may grant an extension of 180 calendar days from the date of the deficiency letter to regain compliance with the Stockholders’ Equity Requirement. If the Staff does not accept the Compliance Plan, the Staff will provide written notification to the Company that the Compliance Plan has been rejected. At that time, the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel.

Readers are cautioned that the Staff may not accept the Company’s plan to regain compliance with the Stockholders’ Equity Requirement. Further, even if the Company’s Compliance Plan is accepted, the Company may be unable to evidence compliance with the Stockholders’ Equity Requirement during any extension period that the Staff may grant, either through additional equity financings, improved operational results or shareholder actions. If the Staff does not accept the Company’s Compliance Plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its Compliance Plan and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff. No assurances can be given that the Company’s efforts to comply with the Stockholders’ Equity Requirement will be successful. Any delisting of the Company’s common stock from Nasdaq would have a material adverse effect on the Company, its operations and reputation, and on the value of the Company’s shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer